UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2008

CARDTREND INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State of Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

800 5th Avenue , Suite 4100, Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     As used in this report, "we", "us", "our", and the "Company" refer to Cardtrend International Inc. (Formerly Asia Payment Systems, Inc.), a Nevada corporation.

     On December 7, 2006, the Company filed a Form 8K reporting that that it had signed a business alliance agreement (“BAA”) with SMS Biz Sdn. Bhd. ("SMSBIZ") and its shareholders ("SMSBIZ Shareholders"). SMSBIZ is an established provider of prepaid telecommunications services and products in Malaysia. The alliance with SMSBIZ will enable the Company to more rapidly penetrate the Asian prepaid markets. The BAA called for: (i) one of the Company’s wholly owned subsidiary in Malaysia, Payment Business Solutions Sdn. Bhd. (“PBS”), to become the primary distributor for SMSBIZ; and, (ii) the SMSBIZ Shareholders to grant the Company a 3-year option (“Option”) to acquire 100% of their shareholdings in SMSBIZ for a consideration of 5 million shares of the Company’s restricted common stock issued by the Company; and, conditional upon certain events and undertakings, an additional 2 million shares of the Company’s restricted common stock upon exercise of the Option. Subsequent to the signing of the BAA, PBS was appointed as the primary distributor of SMSBIZ’s products.

     On January 21, 2008, the Company executed a share exchange agreement (“SEA”), with the SMSBIZ Shareholders, for a total of 7 million shares of the Company’s restricted common stock (“Shares”) in exchange for 100% of SMSBIZ Shareholders’ shareholdings in SMSBIZ. Pursuant to the SEA, 3 million Shares will be issued and delivered to the SMSBIZ Shareholders upon the closing of the SEA within 90 days from the date of the SEA, and 4 million Shares will be released to the SMSBIZ Shareholders on a quarterly basis at a rate of 10 Shares for every US$1.00 equivalent of pre-tax profit that SMSBIZ may earn, commencing from the date of closing of the SEA, until the 4 million Shares are fully released or the end of 20 quarters from the date of closing (“End Date”), whichever is the sooner. Should there remain any unreleased Shares after the End Date, the Company shall be entitled to buy, and the SMSBIZ Shareholders shall sell, such Shares at US$0.001 per Share.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTREND INTERNATIONAL INC.
(Registrant)

Date: January 25, 2008                                                                                                        By:  CHARLIE RODRIGUEZ
                                                                                                                                                   Charlie Rodriguez, Secretary and Director

EXHIBIT INDEX

Exhibit No. 99.1	Description Press Release